SCHEDULE II
INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED DURING THE PAST
SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                              SHARES
                              PURCHASED        AVERAGE
               DATE           SOLD(-)          PRICE(2)

COMMON STOCK-PITTWAY CORP CLASS-A

MARIO J. GABELLI

             9/27/94            1,000-             *DO

GIL II, LTD.

            10/05/94           20,000-           36.0000

GABELLI FUNDS, INC.

THE GABELLI SMALL CAP GROWTH FUND

             10/28/94            2,500-           37.1100

             10/25/94            1,000-           36.8750

GAMCO INVESTORS, INC.

             11/02/94              690-           36.5000

             11/02/94            5,000-           36.3750

             10/28/94            1,000-           36.6250

             10/26/94            1,000-           36.8750

             10/21/94              500-           36.0000

             10/18/94            1,000-           36.6250

             10/17/94              500-           36.6250

             10/13/94            1,000-           36.5000

             10/12/94              800            36.2500

             10/12/94              600-           36.2500

             10/12/94              900-           36.5000

             10/11/94            1,400-           36.2500

             10/11/94           10,000-             *DO

             10/07/94              500-           35.8750

             10/07/94              500-           36.0000

             10/05/94            7,500-           36.0000

             10/04/94            1,000-           36.0000

             10/03/94            1,500-           35.7500

              9/30/94              900-           36.0000

              9/29/94            3,100-           35.9758

              9/28/94              200-           35.7500

              9/27/94              300-           35.0000

              9/23/94              400-           35.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.


             SCHEDULE II
  INFORMATION WITH RESPECT TO TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
               DATE                SOLD(-)          PRICE(2)

COMMON STOCK-PITTWAY CORP CLASS-A

GAMCO INVESTORS, INC.

               9/21/94              300-           36.0000

               9/16/94              600-           36.8750

               9/13/94            1,500-           36.0417

               9/12/94            2,500-           36.9250

               9/08/94            2,500-           37.5250

               9/07/94            1,500-           38.0000

               9/06/94              500-           38.0000

               9/02/94            1,000-           38.0000

GAMCO INVESTORS, INC.

              10/05/94              200-           35.8750

              10/04/94              200            35.8750

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.